Exhibit 99.1

Koppers Holdings Inc.
436 Seventh Avenue
Pittsburgh, PA 15219-1800
News Release	Tel 412 227 2001

FOR IMMEDIATE RELEASE

For Information:	Brian H. McCurrie, Vice President, Chief Financial Officer
412 227 2153
McCurrieBH@koppers.com

Koppers Prices Offering of $300 Million 7.875% Senior Notes due 2019

PITTSBURGH, November 20, 2009 – Koppers Inc., a subsidiary of Koppers Holdings Inc. (NYSE:KOP), today announced that it has priced its previously announced private offering of $300 million aggregate principal amount of 7.875% Senior Notes due 2019 (the “Notes”) at an issue price equal to 98.311% of the principal amount of the Notes. The Notes will pay interest semi-annually on December 1 and June 1 of each year, beginning on June 1, 2010, and will mature on December 1, 2019. The Notes will be guaranteed by Koppers Holdings Inc. and certain of Koppers Inc.’s domestic subsidiaries.

The proceeds of the offering are intended to be used to finance a cash tender offer for, or to otherwise repurchase or redeem, Koppers Holdings’ remaining outstanding 9 7/8% Senior Discount Notes due 2014 (the “Senior Discount Notes”). To the extent the proceeds exceed the amount required to retire the Senior Discount Notes, the proceeds will be used to repay outstanding debt under Koppers Inc.’s revolving credit facility and for general corporate purposes. The transaction is expected to close on December 1, 2009, subject to closing conditions.

The Notes and the related guarantees are being offered by the initial purchasers only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, registration requirements. The offering will be conducted in accordance with the terms and subject to the conditions set forth in the confidential offering circular made available to eligible holders.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities mentioned in this press release in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, restructuring, profitability and anticipated expenses and cash

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outflows. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plans,” “intends,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or documents filed with the Securities and Exchange Commission, or in Koppers communications with and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, product introduction or expansion, the benefits of acquisitions and divestitures or other matters as well as financings and repurchases of debt or equity securities, are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements, include, among other things, general economic and business conditions, demand for Koppers goods and services, competitive conditions, interest rate and foreign currency rate fluctuations, availability of key raw materials and unfavorable resolution of claims against us, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and quarterly report on Form 10-Q. Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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